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                                                                  Exhibit 10(i)

                                CHANGE IN CONTROL
                              EMPLOYMENT AGREEMENT

          AGREEMENT by and between P.H. Glatfelter Company (the "Company"), and George H. Glatfelter II (the "Employee"), dated as of the 7th day of March, 2008.

          The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders to ensure that the Company and its subsidiaries will have the continued dedication of the Employee, notwithstanding the possibility, threat, or occurrence of a Change in Control (as defined below) of the Company. The Board believes it is imperative to diminish the inevitable distraction of the Employee by virtue of the personal uncertainties and risks created by a threatened or pending Change in Control, to encourage the Employee's full attention and dedication to the Company currently and in the event of any threatened or pending Change in Control, and to provide the Employee with compensation arrangements upon a Change in Control that provide the Employee with individual financial security and which are competitive with those of other comparably situated companies and, in order to accomplish these objectives, the Board has authorized the Company to enter into this Agreement.

          NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

          1. EFFECTIVE DATE.

               (a) The "Effective Date" shall be the first date during the "Change in Control Period" (as defined in Section 1(b)) on which a Change in Control occurs. Anything in this Agreement to the contrary notwithstanding, if the Employee's employment with the Company is terminated prior to the date on which a Change in Control occurs, and it is

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reasonably demonstrated that such termination (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change in Control or
(ii) otherwise arose in connection with or anticipation of a Change in Control, then for all purposes of this Agreement the "Effective Date" shall mean the date immediately prior to the date of such termination.

               (b) The "Change in Control Period" is the period commencing on the date hereof and ending on the second December 31 immediately following such date; provided, however, that commencing on the first December 31 immediately following the date hereof, and on each annual anniversary of such December 31 (such December 31 and each annual anniversary thereof is hereinafter referred to as the "Renewal Date"), the Change in Control Period shall be automatically extended so as to terminate two years from such Renewal Date, unless at least 60 days prior to the Renewal Date the Company shall give notice that the Change in Control Period shall not be so extended.

          2. CHANGE IN CONTROL. For the purpose of this Agreement, a "Change in Control" shall mean:

               (a) Any person, entity or "group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), excluding, for this purpose, the Company, its subsidiaries, any employee benefit plan of the Company or its subsidiaries, and any purchaser or group of purchasers who are descendants of, or entities controlled by descendants of, P.H. Glatfelter which acquires beneficial ownership of voting securities of the Company) (a "Third Party") becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's


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then outstanding voting securities entitled to vote generally in the election of directors, other than in connection with an acquisition from the Company; or

               (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Directors") cease in any twelve (12) month period for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the Incumbent Directors who are directors at the time of such vote shall be, for purposes of this Agreement, an Incumbent Director, but, excluding for this purpose, any such person whose initial election as a member of the Board occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Third Party other than the Board; or

               (c) Consummation of (i) a reorganization, merger or consolidation, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation (other than the acquiror) do not, immediately thereafter, beneficially own more than 50% of the combined voting power of the reorganized, merged or consolidated company's then outstanding voting securities entitled to vote generally in the election of directors, or (ii) a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company (whether such assets are held directly or indirectly) to a Third Party.

          3. EMPLOYMENT PERIOD. The Company hereby agrees to continue the Employee in its employ, and the Employee hereby agrees to remain in the employ of the


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Company, for the period commencing on the Effective Date and ending on the second anniversary of such date (the "Employment Period").

          4. TERMS OF EMPLOYMENT.

               (a) POSITION AND DUTIES.

                    (i) During the Employment Period,

                         (A) the Employee's position (including status, offices,
titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 90-day period immediately preceding the Effective Date and

                         (B) the Employee's services shall be performed at the
location where the Employee was employed immediately preceding the Effective Date or any office or location less than forty (40) miles from such location.

                    (ii) During the Employment Period, excluding any periods of vacation and sick leave to which the Employee is entitled, the Employee agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Employee hereunder, to use the Employee's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Employee to

                         (A) serve on corporate, civic or charitable boards or
committees,

                         (B) deliver lectures, fulfill speaking engagements or
teach at educational institutions, and


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                         (C) manage personal investments, so long as such
activities do not significantly interfere with the performance of the Employee's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Employee prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Employee's responsibilities to the Company.

                    (iii) During the Employment Period, the Employee shall be subject to, and shall comply with, the Company's policies regarding sexual harassment, insider trading, confidentiality, non-disclosure, non-competition, non-disparagement, substance abuse, and conflicts of interest and any other written policy of the Company, the violation of which could result in termination of employment.

               (b) COMPENSATION.

                    (i) Base Salary. During the Employment Period, the Employee shall receive a base salary ("Base Salary") at a monthly rate at least equal to the highest monthly base salary paid or payable to the Employee by the Company during the twelve-month period immediately preceding the month in which the Effective Date occurs. During the Employment Period, the Base Salary shall be reviewed at least annually and shall be increased at any time and from time to time as shall be substantially consistent with increases in base salary awarded in the ordinary course of business to other key employees of the Company and its subsidiaries in the same salary grade (or, if there are no salary grades, to other key employees of the Company and its subsidiaries in comparable positions). Any increase in Base


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Salary shall not serve to limit or reduce any other obligation to the Employee under this Agreement. Base Salary shall not be reduced after any such increase.

                    (ii) Annual Bonus. In addition to Base Salary, the Employee shall be awarded, for each fiscal year ending during the Employment Period, an annual bonus (an "Annual Bonus"), either pursuant to the Company's Management Incentive Plan or otherwise, in cash at least equal to the average Annual Bonus paid to the Employee for each of the three fiscal years immediately preceding the Effective Date (or for such fewer number of such years as the Employee has been employed by the Company, with the bonus for any partial year in such period being annualized), but not less than the target bonus for the Employee under the Company's Management Incentive Plan for the fiscal year during which the Effective Date occurs, provided that the Employee is employed as of the last day of the fiscal year in respect of which such Annual Bonus is paid.

                    (iii) Incentive, Savings and Retirement Plans. In addition to Base Salary and Annual Bonus payable as hereinabove provided, the Employee shall be entitled to participate during the Employment Period in all incentive, savings and retirement plans, practices, policies and programs applicable to other key employees of the Company and its subsidiaries (including the 2005 Long-Term Incentive Plan or any successor thereto). Such plans, practices, policies and programs, in the aggregate, shall provide the Employee with compensation, benefits and reward opportunities at least as favorable as the most favorable of such compensation, benefits and reward opportunities provided by the Company to the Employee under such plans, practices, policies and programs as in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Employee, as provided at any time thereafter with respect to other key employees of the Company and its


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subsidiaries in the same salary grade (or, if there are no salary grades, to other key employees of the Company and its subsidiaries in comparable positions).

                    (iv) Welfare Benefit Plans. During the Employment Period, the Employee and/or the Employee's covered dependents, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its subsidiaries (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs), at least as favorable as the most favorable of such plans, practices, policies and programs of the Company and its subsidiaries in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Employee and/or the Employee's covered dependents, as applicable, as in effect at any time thereafter with respect to other key employees of the Company and its subsidiaries in the same salary grade (or, if there are no salary grades, to other key employees of the Company and its subsidiaries in comparable positions).

                    (v) Expenses. During the Employment Period, the Employee shall be entitled to receive prompt reimbursement for all reasonable business expenses incurred by the Employee in accordance with the most favorable policies, practices and procedures of the Company and its subsidiaries in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Employee, as in effect at any time thereafter with respect to other key employees of the Company and its subsidiaries in the same salary grade (or, if there are no salary grades, to other key employees of the Company and its subsidiaries in comparable positions). Notwithstanding anything to the contrary in the preceding sentence, the amount of expenses eligible for reimbursement during a calendar year may not


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affect the expenses eligible for reimbursement in any other calendar year and all reimbursements must be made on or before the last day of the calendar year following the calendar year in which the expense was incurred.

                    (vi) Fringe Benefits. During the Employment Period, the Employee shall be entitled to fringe benefits in accordance with the most favorable plans, practices, programs and policies of the Company and its subsidiaries in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Employee, as in effect at any time thereafter with respect to other key employees of the Company and its subsidiaries in the same salary grade (or, if there are no salary grades, to other key employees of the Company and its subsidiaries in comparable positions).

                    (vii) Vacation. During the Employment Period, the Employee shall be entitled to paid holidays and vacation in accordance with the most favorable plans, policies, programs and practices of the Company and its subsidiaries as in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Employee, as in effect at any time thereafter with respect to other key employees of the Company and its subsidiaries in the same salary grade (or, if there are no salary grades, to other key employees of the Company and its subsidiaries in comparable positions).

          5. TERMINATION.

               (a) DEATH OR DISABILITY. This Agreement shall terminate automatically upon the Employee's death. If the Company determines in good faith that the Disability of the Employee has occurred (pursuant to the definition of "Disability" set forth below), it may give to the Employee written notice of its intention to terminate, or its intention to cause its subsidiary to terminate, the Employee's employment. In such event, the Employee's employment with the


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Company shall terminate effective on the 30th day after receipt of such notice by the Employee (the "Disability Effective Date"), provided that, within 30 days after such receipt, the Employee shall not have returned to full-time performance of the Employee's duties. For purposes of this Agreement, a "Disability" shall occur if the Employee, by reason of any medically determinable physical or mental impairment, is determined to be disabled and eligible for benefits under the terms of the Company's long-term disability plan or policy applicable to the Employee. Such determination of Disability shall be made by the plan administrator or insurer with respect to such Company long-term disability plan or policy.

               (b) CAUSE. The Company may terminate the Employee's employment for "Cause." For purposes of this Agreement, "Cause" means (i) an act or acts of personal dishonesty taken by the Employee and intended to result in substantial personal enrichment of the Employee at the expense of the Company, (ii) repeated violations by the Employee of the Employee's obligations under Section 4(a) of this Agreement or illegal conduct or gross misconduct by the Employee which is materially injurious to the Company and which violations, conduct or misconduct are demonstrably willful and deliberate on the Employee's part and which are not remedied within thirty (30) days after receipt of written notice from the Company, (iii) violation by the Employee of any of the Company's policies, including, but not limited to, policies regarding sexual harassment, insider trading, confidentiality, non-disclosure, non-competition, non-disparagement, substance abuse and conflicts of interest and any other written policy of the Company, which violation could result in the termination of the Employee's employment; or (iv) the conviction of the Employee of a felony which is materially injurious to the Company or a plea by the Employee of guilty or no contest to a charge of a felony which is materially injurious to the Company.


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               (c) GOOD REASON. The Employee's employment may be terminated by the Employee for Good Reason. For purposes of this Agreement, "Good Reason" means

                    (i) the assignment to the Employee of any duties inconsistent in any respect with the Employee's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 4(a) of this Agreement, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities;

                    (ii) any failure by the Company to comply with any of the provisions of Section 4(b) of this Agreement;

                    (iii) the Company's requiring the Employee to be based at any office or location other than that described in Section 4(a)(i)(B) hereof, except for travel reasonably required in the performance of the Employee's responsibilities;

                    (iv) any purported termination by the Company of the Employee's employment otherwise than as expressly permitted by this Agreement; or

                    (v) any failure by the Company to comply with and satisfy
Section 11(c) of this Agreement;

provided that within ninety (90) days after the occurrence of any of the events listed in clauses (i), (ii), (iii), (iv) or (v) above the Employee delivers written notice to the Company of his intention to terminate for Good Reason specifying in reasonable detail the facts and circumstances claimed to give rise to the Employee's right to terminate his employment for Good Reason and the Company shall not have cured such facts and circumstances within thirty (30) days after delivery of such notice by the Employee to the Company (unless the Company shall have waived its right to cure by written notice to the Employee), and provided further that


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within thirty (30) days after the expiration of such thirty (30) day period or the date of receipt of such waiver notice, if earlier, the Employee delivers a Notice of Termination to the Company under Section 5(d) based on the same Good Reason specified in the notice of intent to terminate delivered to the Company under this Section 5(c).

          For purposes of this Section 5(c), any good faith determination of the facts and circumstances giving rise to "Good Reason" made by the Employee shall be conclusive, subject to the Company's right to cure such facts and circumstances as described above.

               (d) NOTICE OF TERMINATION. Any termination by the Company for Cause or by the Employee for Good Reason shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 14(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall not be prior to the date of receipt of such notice). The failure by the Employee to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason shall not waive any right of the Employee hereunder or preclude the Employee from asserting such fact or circumstance in enforcing his rights hereunder.

               (e) DATE OF TERMINATION. "Date of Termination" means the date of receipt of the Notice of Termination or any later date specified therein as permitted by Section 5(d), as the case may be; provided, however, that (i) if the Employee's employment is terminated by the Company or a subsidiary of the Company other than for Cause, death or Disability, the


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Date of Termination shall be the date on which the Employee receives notice from the Company or such subsidiary of such termination and (ii) if the Employee's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Employee or the Disability Effective Date, as the case may be.

          6. OBLIGATIONS OF THE COMPANY UPON TERMINATION.

               (a) DEATH. If the Employee's employment is terminated during the Employment Period by reason of the Employee's death, this Agreement shall terminate without further obligations to the Employee's legal representatives under this Agreement, other than (i) those obligations accrued or earned and vested (if applicable) by the Employee as of the Date of Termination, including, for this purpose (i) the Employee's full Base Salary through the Date of Termination at the rate in effect on the Date of Termination and (ii) accrued vacation pay not yet paid by the Company (such amounts are collectively hereinafter referred to as "Accrued Obligations"). All such Accrued Obligations shall be paid to the Employee's estate or beneficiary, as applicable, in a lump sum in cash within 30 days after the Date of Termination.

               (b) DISABILITY. If the Employee's employment is terminated during the Employment Period by reason of the Employee's Disability, this Agreement shall terminate without further obligations to the Employee, other than Accrued Obligations and such obligations as may exist under the terms of the Company's long term disability plan or policy applicable to the Employee. All such Accrued Obligations shall be paid to the Employee in a lump sum in cash within 30 days after the Date of Termination.

               (c) TERMINATION FOR CAUSE; TERMINATION BY EMPLOYEE OTHER THAN FOR GOOD REASON. If, during the Employment Period, the Employee's employment is terminated for Cause or the Employee terminates employment other than for Good Reason, this Agreement


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shall terminate without further obligations to the Employee, other than Accrued
Obligations. All such Accrued Obligations shall be paid to the Employee in a lump sum in cash within 30 days after the Date of Termination.

               (d) TERMINATION FOR GOOD REASON; TERMINATION BY THE COMPANY OTHER THAN FOR CAUSE, DISABILITY OR DEATH. If, during the Employment Period, the Company terminates the Employee's employment other than for Cause, Disability, or Death, or if the Employee terminates his employment for Good Reason:

                    (i) the Company shall pay to the Employee the Accrued Obligations;

                    (ii) the Company shall pay as a severance benefit to the Employee in a lump sum in cash (less applicable withholdings) the aggregate of the following amounts:

                         (A) the product of the average Annual Bonus paid to the
Employee for each of the three full fiscal years immediately preceding the Date of Termination (or for such fewer number of such years as the Employee has been employed by the Company, with the bonus for any partial year in such period being annualized), but not less than the greater of the target bonus for the Employee for the fiscal year during which the Effective Date occurs and the target bonus for the Employee for the fiscal year during which the Date of Termination occurs, and a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365; and

                         (B) three times the sum of (1) the Employee's annual
Base Salary at the highest rate in effect at any time during the period beginning 90 days before the Effective Date through the Date of Termination and
(2) the average Annual Bonus paid to the


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Employee for each of the three full fiscal years immediately preceding the Date of Termination (or for such fewer number of such years as the Employee has been employed by the Company, with the bonus for any partial year in such period being annualized), but not less than the greater of the target bonus for the Employee for the fiscal year during which the Effective Date occurs and the target bonus for the Employee for the fiscal year during which the Date of Termination occurs.

                    Payment of the lump sum amount described in this clause (ii) shall be made within 30 days after the Date of Termination, provided however, that if the Employee is a "specified employee" within the meaning of Section 409A(a)(2)(B)(i) of the Internal Revenue Code ("Code"), payment shall be made within 30 days following the date which is six (6) months following the Employee's separation from service following a Notice of Termination. In the event that payment is delayed for six months pursuant to the preceding sentence, not later than 30 days following the Date of Termination, the Company shall establish a grantor trust that qualifies as a grantor trust or trust fund within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code (a "Rabbi Trust") and deposit in the Rabbi Trust an amount equal to the lump sum payable to the Employee, plus interest for the six-month delay period at the applicable Federal rate on the Employee's separation from service. The Employee shall remain during such time a general unsecured creditor of the Company and amounts held in the Rabbi Trust shall remain subject to the claims of the Company's creditors in the event of the Company's insolvency.

                    (iii) for a period of three years after the Date of Termination, or such longer period as any plan, program, practice or policy may provide, the Company shall continue group medical, prescription, dental, disability, salary continuance, group life, accidental


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death and dismemberment and travel accident insurance benefits (each, a "Welfare
Benefit" and, together "Welfare Benefits") to the Employee and/or the Employee's covered dependents, as applicable, at levels substantially equal to those which would have been provided to them in accordance with the Company's plans, programs, practices and policies with respect to such benefits if the Employee's employment had not been terminated, in accordance with the most favorable plans, practices, programs or policies of the Company and its subsidiaries in effect during the 90-day period immediately preceding the Date of Termination or, if more favorable to the Employee, as in effect at any time thereafter with respect to other key employees in the same salary grade (or, if there are no salary grades, to other key employees of the Company and its subsidiaries in comparable positions) and their dependents. To the extent that a Welfare Benefit is taxable to the Employee, the following rules shall apply to the provision of such benefits pursuant to this paragraph: (1) the benefits provided during any calendar year shall not affect the benefits provided in any other calendar year and (2) if the Employee is a "specified employee" within the meaning of Section 409A(a)(2)(B)(i) of the Code, the Employee shall pay the cost of such benefit for the first six months following the Date of Termination and shall be reimbursed by the Company for such costs, with interest at the applicable federal rate, within thirty days of the end of such six month period, provided that the amount of such expenses eligible for reimbursement in any calendar year shall not affect the expenses eligible for reimbursement in any other calendar year. For purposes of eligibility for post-retirement benefits pursuant to such plans, practices, programs and policies and for purposes of health benefit continuation coverage pursuant to Section 601 et seq of ERISA ("COBRA"), the Employee shall be considered to have remained employed until the end of the Employment Period and to have retired on the last day of such period.


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                    (iv) in the event that the Employee has not, as of the Date of Termination, earned sufficient vesting service to have earned (A) a nonforfeitable interest in his matching contribution account under the P.H. Glatfelter Company 401(k) Retirement Savings Plan (the "401(k) Plan"), and (B) a nonforfeitable interest in his accrued benefit under the terms of the P.H. Glatfelter Company Retirement Plan for Salaried Employees (the "Retirement Plan") (or any successors to those plans), the Company shall pay to the Employee a lump sum in cash (less applicable withholdings) in an amount equal to the sum of:

                         (A) the Employee's unvested matching contribution
account under the 401(k) Plan, valued as of the Date of Termination; and

                         (B) the actuarial present value of the Employee's
unvested normal retirement pension under the Retirement Plan, based on the Employee's accrued benefit under the terms of the Retirement Plan as determined by the Company's actuary utilizing actuarial equivalency factors for determining single sum amounts under the terms of the Retirement Plan.

          Payment of the lump sum amount described in this clause (iv) shall be made within 30 days after the Date of Termination, provided however, that if the Employee is a "specified employee" within the meaning of Section 409A(a)(2)(B)(i) of the Code, payment shall be made within 30 days following the date which is six (6) months following the Employee's separation from service following a Notice of Termination (or, if earlier, the Employee's death).

          In the event that the Employee should return to employment with the Company and acquire a vested, nonforfeitable interest in any of the plans with respect to which the payment in this clause (iv) is determined, the Employee shall return an amount equal to the payment made under this subsection, within 30 days of demand by the Company.


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                    (v) If the Employee is, as of the Date of Termination, a
participant in the Restoration Pension (the "Restoration Pension") or the Final Average Compensation Pension ("FAC Pension") under the terms of the P.H. Glatfelter Company Supplemental Early Retirement Plan (the "SERP"), the Employee will become fully vested in his accrued benefit under the terms of the Restoration Pension or FAC Pension, as applicable, and the Employee's vested benefit thereunder shall be paid to the Employee in accordance with the terms of the SERP subject to the applicable requirements of Section 409A of the Code and its implementing regulations ("Section 409A"). In addition, the Company shall be obligated to contribute funds, to the extent it has not already done so, to the Trust serving as a funding vehicle for the SERP (the P.H. Glatfelter Company Nonqualified Plans Master Trust), in sufficient amount to pay the Employee's accrued benefit under the Restoration Pension or the FAC Pension, as appropriate, within five days of the Date of Termination.

                    (vi) If the Employee is, as of the Date of Termination, a participant in the P.H. Glatfelter Company Supplemental Management Pension Plan (the "SMPP") with at least five years of vesting service (as measured for purposes of the Retirement Plan), then the Company shall be obligated to contribute funds, to the extent it has not already done so, to the Trust serving as a funding vehicle for that plan (the P.H. Glatfelter Company Nonqualified Plans Master Trust) as follows:

                         (A) If the Employee is a participant in the MIP
Adjustment Supplement under the SMPP, the Company shall fund the Trust with sufficient assets to pay the Employee's accrued benefit under the MIP Adjustment Supplement within five days of the Date of Termination.


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                         (B) If the Employee is eligible to receive the Early
Retirement Supplement under the SMPP, the Company shall fund the Trust with sufficient assets to pay the Employee's accrued benefit under the Early Retirement Supplement, within five days following the later to occur of (1) the Date of Termination or (2) the benefit commencement date with respect to the Employee's Early Retirement Supplement.

                    (vii) Amounts contributed to the P.H. Glatfelter Nonqualified Plans Master Trust pursuant to paragraphs 6(d)(iv) or (v) above shall in no event be invested in assets located outside the United States or otherwise violate the requirements of Section 409A(b).

                    (viii) If the Employee has previously deferred compensation under a plan or arrangement not described above which has not yet been paid by the Company, the Employee's right to payment of such compensation shall be considered vested and nonforfeitable as of the Date of Termination. Such deferred compensation shall be paid to the Employee in accordance with the terms of the deferred compensation plan or arrangement subject to the applicable requirements of Section 409A.

                    (ix) Notwithstanding the foregoing, the Company shall have no obligation under this Section 6(d) unless the Employee executes and delivers to the Company a valid general release agreement in a form reasonably acceptable to the Company in which the Employee releases the Company from any and all possible liability, including, without limitation, any and all liability based on the Employee's employment or the termination of his employment; provided, however, that nothing in such release shall include any release of the Company's indemnification obligations to or for the benefit of the Employee.


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                    (x) Notwithstanding the foregoing, any benefit or payment
that is due upon termination of Employee's employment under this Agreement and that represents a "deferral of compensation" within the meaning of Section 409A shall only be paid or provided to Employee upon a "separation from service" as defined in Section 409A. For purposes of this Agreement, amounts payable under this Agreement shall be deemed not to be a "deferral of compensation" subject to
Section 409A to the extent provided in the exceptions in Treasury Regulation Sections 1.409A-1(b)(4) ("short-term deferrals") and (b)(9) ("separation pay plans," including the exception under subparagraph (iii)) and other applicable provisions of Treasury Regulation Section 1.409A-1 through A-6 (or any successor to any of the foregoing provisions). To the extent that any provision of this Agreement would, if enforced as written, cause adverse tax consequences to either party under Section 409A, the parties shall work together in good faith to seek to avoid, or minimize, such consequences.

          7. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Employee's continuing or future participation in any benefit, bonus, incentive or other plans, programs, policies or practices provided by the Company or its subsidiaries and for which the Employee may qualify, nor shall anything herein limit or otherwise affect such rights as the Employee may have under any stock option, restricted stock, restricted stock unit, performance share or other agreements with the Company or any of its subsidiaries. Amounts which are vested benefits or which the Employee is otherwise entitled to receive under any plan, policy, practice or program of the Company or any of its subsidiaries at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program.

          8. FULL SETTLEMENT. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Employee or others. In no event shall the Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Employee under any of the provisions of this Agreement.

          9. CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY.

               (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Employee shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Employee of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment.

               (b) Subject to the provisions of Section 9(c), all determinations required to be made under this Section 9, including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall be made by a firm of independent accountants selected by the Audit Committee of the Board, which firm may, if consistent with applicable securities laws, be the firm of independent accountants engaged to audit the Company's financial statements (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Employee within 15 business days after the Date of Termination or such earlier time as is requested by the Company. The initial Gross-Up Payment, if any, as determined pursuant to this Section 9(b), shall be paid to the Employee within five days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Employee, it shall furnish the Employee with an opinion that he has substantial authority not to report any Excise Tax on his federal income tax return. Any determination by the Accounting Firm shall be binding upon the Company and the Employee. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that a Gross-Up Payment which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 9(c) and the Employee thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be paid by the Company to or for the benefit of the Employee promptly thereafter, but in no event later than the end of the calendar year following the calendar year in which the Employee pays the Excise Tax to which the Gross-Up Payment relates.

               (c) The Employee shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Employee knows of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Employee shall not pay such claim prior to the expiration of the thirty-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Employee in writing prior to the expiration of such period that it desires to contest such claim, the Employee shall:

                    (i) give the Company any information reasonably requested by the Company relating to such claim,

                    (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                    (iii) cooperate with the Company in good faith in order effectively to contest such claim,

                    (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest during the lifetime of the Employee (the "Contest Expenses") and shall indemnify and hold the Employee harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses ("Tax Expenses"). The Company's obligation for the Contest Expenses shall be subject to the following restrictions: (1) the Contest Expenses borne and paid by the Company in one calendar year shall not affect the Contest Expenses borne and paid by the Company in another calendar year and (2) the Company's obligation to bear and pay the Contest Expenses is not subject to liquidation or exchange for another benefit. The Company's reimbursement to the

Employee of the Tax Expenses shall be subject to the following restrictions: such reimbursement must be made by the end of the calendar year following the calendar year in which the Employee pays the taxes to which the reimbursement relates.

Without limitation on the foregoing provisions of this Section 9(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, if in compliance with applicable securities laws, either direct the Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Employee agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Employee to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Employee, on an interest-free basis, and shall indemnify and hold the Employee harmless, on an after-tax basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Employee with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Any tax reimbursement payment made by the Company to the Employee with respect to the preceding sentence will be made by the Company to the Employee no later than the end of the second calendar year following the calendar year in which the Employee pays the taxes to which the reimbursement relates. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the

Employee shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

               (d) If, after the receipt by the Employee of an amount advanced by the Company pursuant to Section 9(c), the Employee becomes entitled to receive any refund with respect to such claim, the Employee shall (subject to the Company's complying with the requirements of Section 9(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Employee of an amount advanced by the Company pursuant to Section 9(c), a determination is made that the Employee shall not be entitled to any refund with respect to such claim and the Company does not notify the Employee in writing of its intent to contest such denial of refund prior to the expiration of thirty days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

          10. CONFIDENTIAL INFORMATION. The Employee shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its subsidiaries, and their respective businesses, which shall have been obtained by the Employee during the Employee's employment by the Company or any of its subsidiaries and which shall not be or become public knowledge (other than by acts by the Employee or his representatives in violation of this Agreement). After termination of the Employee's employment with the Company, the Employee shall not, without the prior written consent of the Company, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 10 constitute a basis for deferring or withholding any amounts otherwise payable to the Employee under this Agreement.

          11. SUCCESSORS.

               (a) This Agreement is personal to the Employee and without the prior written consent of the Company shall not be assignable by the Employee otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Employee's legal representatives.

               (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

               (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company (whether such assets are held directly or indirectly) to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

          12. ARBITRATION.

               (a) Any controversy or claim arising out of or relating to this Agreement, or any breach hereof, shall be settled in accordance with the terms of this Section 12. All claims by the Employee for benefits under this Agreement shall first be directed to and determined by the Board and shall be in writing. Any denial by the Board of a claim for benefits under this Agreement shall be delivered to the Employee in writing within thirty (30) days and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Board shall afford a reasonable opportunity to the Employee for a review of the decision denying a claim and shall further allow the Employee to appeal to the Board a decision of the Board within thirty
(30) days after notification by the Board that the Employee's claim has been denied. Any further dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation or alleged breach hereof, shall be settled by arbitration in accordance with Employment Dispute Resolution Rules of the American Arbitration Association (or such other rules as may be agreed upon by the Employee and the Company). The place of the arbitration shall be Philadelphia, Pennsylvania and judgment upon the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof. Such an award shall be binding and conclusive upon the parties hereto.

               (b) Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Employee shall be entitled to seek specific performance of his or her right to be paid until the Date of Termination during pendency of any dispute arising out of this Agreement.

          13. LEGAL EXPENSES. The Company agrees to reimburse the Employee, to the full extent permitted by law, for all costs and expenses (including without limitation reasonable attorneys' fees) which the Employee may reasonably incur as a result of any contest of the validity or enforceability of, or the Company's liability under, any provision of this Agreement, plus in each case interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that such payment shall be made only if the Employee prevails on at least one material issue provided, further, (1) that the amount of such expenses eligible for reimbursement in any calendar year shall not affect the expenses eligible for reimbursement in any other calendar year and (2) all such reimbursements must be made on or before the last day of the calendar year following the calendar year in which the expense was incurred.

          14. MISCELLANEOUS.

               (a) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

               (b) Any notices required or permitted to be given hereunder shall be sufficient if in writing, and if delivered by hand, or sent by registered or certified mail, return receipt requested, or overnight delivery using a national courier service, or by facsimile or electronic transmission, with confirmation as to receipt, to the Company at the address set forth below and to the Employee at the address set forth in the personnel records of the Company, or such other address as either party may from time to time designate in writing to the other, and shall be deemed given as of the date of the delivery or mailing:

               P.H. Glatfelter Company
               96 South George Street
               York, PA 17401
               Attention: General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

               (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

               (d) The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

               (e) The Employee's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision hereof.

               (f) No material provisions of this Agreement may be waived or discharged, unless such waiver or discharge is in writing signed by the party who is making the waiver or discharge.

               (g) This Agreement shall be binding upon and enforceable by the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributes, devisees and legatees and shall be binding upon and enforceable by the Company's successors.

               (h) This Agreement contains the entire understanding of the Company and the Employee with respect to the subject matter hereof and supersedes (i) all prior change in control employment agreements and (ii) all other agreements or understandings between the Company and the Employee relating to the subject matter hereof, but only during the two-year period commencing on the Effective Date, if the Employee remains employed by the Company at the end of such two-year period.

          IN WITNESS WHEREOF, the Employee has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name and on its behalf, all as of the day and year first above written.

                                        /s/ George H. Glatfelter
                                        ----------------------------------------
                                        George H. Glatfelter II


                                        P.H. GLATFELTER COMPANY


                                        By /s/ Jeffrey J. Norton
                                           -------------------------------------